UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2010

GOLFSMITH INTERNATIONAL

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North IH-35, Austin, Texas 78753-3195

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (512) 837-8810

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2010, the existing Amended and Restated Credit Agreement (the “Credit Agreement”) of Golfsmith International Holdings, Inc. (“Holdings”), as guarantor, and its subsidiaries, originally entered into on June 20, 2006, and as subsequently amended on September 26, 2007, was amended by entering into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) by and among Golfsmith International, L.P., Golfsmith NU, L.L.C., and Golfsmith USA, L.L.C., as Borrowers (the “Borrowers”), Holdings and the subsidiaries of Holdings identified therein, as Credit Parties and General Electric Capital Corporation, as Administrative Agent (the “Agent”) and Lender.  The term of the Credit Agreement has, pursuant to the Second Amendment, been extended to 48 months from the date of the Second Amendment.

Additionally, the Second Amendment adjusted the Applicable Margin on the outstanding loans so that the new Applicable Revolver Index Margin decreased to 0.25%, the Applicable Revolver LIBOR Margin increased to 2.75%, and the Applicable Letter of Credit Margin increased to 2.75%.  The outstanding loan balance may bear interest at the “Base Rate”, which has been amended to mean the highest of (i) the publicly quoted rate as published by The Wall Street Journal on corporate loans posted by at least 75% of the nation’s 30 largest banks, (ii) the Federal Funds Rate plus 300 basis points per annum and (iii) the sum of LIBOR plus the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver Index Margin.  Pursuant to the Second Amendment, interest is payable monthly instead of quarterly.  The fee in respect of the Borrowers’ non-use of available funds will be 0.375% with no utilization-based decrease and will be payable monthly.  The definition of Borrowing Base, which regulates the amount of Loans that may be borrowed under the Credit Agreement, has been amended such that the Borrowing Base is now defined as an amount equal to (a) 90% of the book value of the Borrowers’ Eligible Accounts, plus (b) the lesser of 70% of the Borrowers’ Eligible Inventory or up to 90% of the Borrowers’ net orderly liquidation value of the Borrowers’ Eligible Inventory, plus (c) 63% of the fair market value of Eligible Real Estate, minus (d) reserves (reserves associated with gift card liability will be 25% and customer deposits will be 50% of the Borrowers’ book value thereof).  When the available amount of the Loans is less than 15% of the Borrowing Base, the Agent may request that amounts in the Borrowers’ accounts be forwarded to a deposit account designated by the Agent.  All other material terms and provisions in the Credit Facility remain unchanged as a result of this Second Amendment.

The above summary of the material terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01 — REGULATION FD DISCLOSURE

On July 9, 2010, Golfsmith International Holdings, Inc. announced that it entered into the Second Amendment to Amended and Restated Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.01 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement *

99.01	Golfsmith International Holdings, Inc. Press Release dated July 12, 2010 *

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
	By:	/s/ Sue E. Gove
Sue E. Gove
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: July 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement *

99.01	Golfsmith International Holdings, Inc. Press Release dated July 12, 2010 *

* Furnished herewith.